EXHIBIT 32.1

                           Section 1350 Certification

         I, Sheldon R. Rose, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report of Premier Nursing Products Corp. on Form 10-K for the fiscal year ended May 31, 2008 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Annual Report on Form 10-K fairly presents in all material respects the financial condition and results of operations of Premier Nursing Products Corp.

July 25, 2008                           By: /s/ Sheldon R. Rose
                                            -------------------
                                            Sheldon R. Rose,
                                            Principal Executive Officer and
                                            Principal Financial Officer

[A signed original of this written statement required by Section 906 has been provided to Premier Nursing Products Corp. and will be retained by Premier Nursing Products Corp. and furnished to the United States Securities and Exchange Commission or its staff upon request.]